Exhibit 99.1

Hyperscale Data, Inc. Announces Notice of Noncompliance with NYSE American Listing Standards

LAS VEGAS--(BUSINESS WIRE) – December 23, 2024 – Hyperscale Data, Inc. (NYSE American: GPUS), a diversified holding company (“Hyperscale Data” or the “Company”), announced that it was notified today by the NYSE American that due to the Company’s disclosure in its Form 10-Q filed for the fiscal period ended September 30, 2024, which reported stockholders’ equity of approximately $2.2 million, it no longer meets the requirement that it must have no less than $6 million or more in stockholders’ equity pursuant to the listing standard set forth under Section 1003(a)(ii) and (iii) of the NYSE American Company Guide (the “Listing Standards”) because the Company has reported losses from continuing operations and/or net losses in five of its most recent fiscal years ended December 31, 2023.

Under the applicable NYSE American listing rules, the Company must by January 17, 2025 submit a compliance plan that demonstrates how it intends to regain compliance with the Listing Standards within 18 months of the receipt of the notice, or June 18, 2026. The Company intends to develop and submit to the NYSE American such a plan. If the NYSE American does not accept the plan, or if the Company does not make progress consistent with the plan during the plan period, the NYSE American will initiate delisting procedures. If the NYSE American accepts the plan the Company will be subject to periodic reviews including quarterly monitoring for compliance with the plan. During this period, the Company's common stock will continue to be listed on the NYSE American and trade as usual subject to compliance with other NYSE American listing requirements.

The Company is confident that it will be able to submit a plan acceptable to the NYSE American within the requisite period and further that it will promptly be able to demonstrate that it has regained compliance with the Listing Standards.

For more information on Hyperscale Data and its subsidiaries, Hyperscale Data recommends that stockholders, investors and any other interested parties read Hyperscale Data’s public filings and press releases available under the Investor Relations section at hyperscaledata.com or available at www.sec.gov.

About Hyperscale Data, Inc.

Hyperscale Data is transitioning from a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact to becoming solely an owner and operator of data centers to support high performance computing services. Through its wholly and majority-owned subsidiaries and strategic investments, Hyperscale Data owns and operates a data center at which it mines digital assets and offers colocation and hosting services for the emerging artificial intelligence ecosystems and other industries. It also provides, through its wholly owned subsidiary, Ault Capital Group, Inc., mission-critical products that support a diverse range of industries, including an artificial intelligence software platform, social gaming platform, equipment rental services, defense/aerospace, industrial, automotive, medical/biopharma and hotel operations. In addition, Hyperscale Data is actively engaged in private credit and structured finance through a licensed lending subsidiary. Hyperscale Data’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8- K. All filings are available at www.sec.gov and on the Company’s website at www.hyperscaledata.com.

Hyperscale Data Investor Contact:

IR@hyperscaledata.com or 1-888-753-2235